Legg Mason Partners Short Term Investment Grade Bond
Fund
Item 77Q1

LEGG MASON PARTNERS INCOME TRUST
Designation of Series of Shares of Beneficial
Interests in the Trust
(Effective as of February 6, 2007)

	WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Shares of the Trust into 28 Series;

	NOW THEREFORE, the Trustee(s) of the Trust do hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Legg Mason Partners Adjustable Rate
Income Fund
2.	Legg Mason Partners California Municipals
Fund
3.	Legg Mason Partners California Tax Free
Bond Fund`
4.	Legg Mason Partners Core Bond Fund
5.	Legg Mason Partners Core Plus Bond Fund
6.	Legg Mason Partners Diversified Strategic
Income Fund
7.	Legg Mason Partners Global High Yield
Bond Fund
8.	Legg Mason Partners Government Securities
Fund
9.	Legg Mason Partners High Income Fund
10.	Legg Mason Partners Inflation
Management Fund
11.	Legg Mason Partners Intermediate
Maturity California Municipals Fund
12.	Legg Mason Partners Intermediate
Maturity New York Municipals Fund
13.	Legg Mason Partners Intermediate-
Term Municipals Fund
14.	Legg Mason Partners Investment
Grade Bond Fund
15.	Legg Mason Partners Managed
Municipals Fund
16.	Legg Mason Partners Massachusetts
Municipals Fund
17.	Legg Mason Partners Municipal High
Income Fund
18.	Legg Mason Partners New Jersey
Municipals Fund
19.	Legg Mason Partners New York
Municipals Fund
20.	Legg Mason Partners New York Tax
Free Bond Fund
21.	Legg Mason Partners Oregon
Municipals Fund
22.	Legg Mason Partners Pennsylvania
Municipals Fund
23.	Legg Mason Partners Short Duration
Municipal Income Fund
24.	Legg Mason Partners
Short/Intermediate U.S. Government Fund
25.	Legg Mason Partners Short-Term
Investment Grade Bond Fund
26.	Legg Mason Partners Strategic Bond
Fund
27.	Western Asset Emerging Markets Debt
Portfolio
28.	Western Asset Global High Yield
Bond Portfolio

1.	Each Share of each Series shall have a par
value of $0.00001 per Share and shall be entitled to
all the rights and preferences accorded to Shares
under the Declaration.
2.	The number of authorized Shares of each Series
is unlimited.
3.	Each Series shall be authorized to hold cash,
invest in securities, instruments and other property,
use investment techniques, and have such goals or
objectives as from time to time are described in the
prospectus and statement of additional information
contained in the Trusts then currently effective
registration statement under the Securities Act of
1933 to the extent pertaining to the offering of
Shares of the Series, as the same may be amended and
supplemented from time to time (Prospectus).  Each
Share of a Series shall represent a beneficial
interest in the net assets allocated or belonging to
such Series only, and such interest shall not extend
to the assets of the Trust generally (except to the
extent that General Assets (as defined in the
Declaration) are allocated to such Series), and shall
be entitled to receive its pro rata share of the net
assets of the Series upon liquidation of the Series,
all as set forth in Section 4.9 of the Declaration.
4.	With respect to the Shares of each Series, (a)
the time and method of determining the purchase
price, (b) the fees and expenses, (c) the
qualifications for ownership, if any, (d) minimum
purchase amounts, if any, (e) minimum account size,
if any, (f) the price, terms and manner of redemption
of, (g) any conversion or exchange feature or
privilege , (h) the relative dividend rights, and (i)
any other relative rights, preferences, privileges,
limitations, restrictions and other relative terms
have been established by the Trustees in accordance
with the Declaration and are set forth in the
Prospectus with respect to such Series.
5.	The Trustees may from time to time modify any
of the relative rights, preferences, privileges,
limitations, restrictions and other relative terms of
a Series or the Shares of such Series that have been
established by the Trustees or redesignate any of the
Series without any action or consent of the
Shareholders.
6.	The designation of any Series hereby shall not
impair the power of the Trustees from time to time to
designate additional Series of Shares of the Trust or
terminate any Series hereby designated.
7.	Capitalized terms not defined herein have the
meanings given to such terms in the Declaration.




LEGG MASON PARTNERS INCOME TRUST
Designation of Classes
 (Effective as of February 6, 2007)

	WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more
Classes of Shares

	NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series
Classes
Legg Mason Partners Adjustable Rate Income Fund
A, B, C, I
Legg Mason Partners California Municipals Fund
A, B, C, I
Legg Mason Partners California Tax Free Bond Fund
A, B, C, O
Legg Mason Partners Core Bond Fund
A, B, C,
I, R
Legg Mason Partners Core Plus Bond Fund
A, B, C,
I, R
Legg Mason Partners Diversified Strategic Income Fund
A, B, C, I
Legg Mason Partners Global High Yield Bond Fund
A, B, C, I
Legg Mason Partners Government Securities Fund
A, B, C,
I, 1
Legg Mason Partners High Income Fund
A, B, C, I
Legg Mason Partners Inflation Management Fund
A, C, I
Legg Mason Partners Intermediate Maturity California Municipals
Fund
A, C, I
Legg Mason Partners Intermediate Maturity New York Municipals
Fund
A, C, I
Legg Mason Partners Intermediate-Term Municipals Fund
A, B, C,
O, I
Legg Mason Partners Investment Grade Bond Fund
A, B, C, I
Legg Mason Partners Managed Municipals Fund
A, B, C,
I, 1
Legg Mason Partners Massachusetts Municipals Fund
A, B, C, I
Legg Mason Partners Municipal High Income Fund
A, B, C, I
Legg Mason Partners New Jersey Municipals Fund
A, B, C, I
Legg Mason Partners New York Municipals Fund
A, B, C, I
Legg Mason Partners New York Tax Free Bond Fund
A, B, C, O
Legg Mason Partners Oregon Municipals Fund
A, B, C, I
Legg Mason Partners Pennsylvania Municipals Fund
A, B, C, I
Legg Mason Partners Short Duration Municipal Income Fund
A, C, I
Legg Mason Partners Short/Intermediate U.S. Government Fund
A, B, C, O
Legg Mason Partners Short-Term Investment Grade Bond Fund
A, B, C, I
Legg Mason Partners Strategic Bond Fund
A, B, C,
O, I

1.	Each Share of each Class is entitled to all the
rights and preferences accorded to Shares under the
Declaration.
2.	The number of authorized Shares of each Class
is unlimited.
3.	All Shares of a Class of a Series shall be
identical with each other and with the Shares of each
other Class of the same Series except for such
variations between Classes as may be authorized by
the Trustees from time to time and set forth in the
Trusts then currently effective registration
statement under the Securities Act of 1933 to the
extent pertaining to the offering of Shares of the
Class of such Series, as the same may be amended and
supplemented from time to time (Prospectus).  The
Trustees may change the name or other designation of
a Class; and take such other action with respect to
the Classes as the Trustees may deem desirable.
4.	With respect to the Shares of a Class of a
Series, (a) the time and method of determining the
purchase price, (b) the fees and expenses, (c) the
qualifications for ownership, if any, (d) minimum
purchase amounts, if any, (e) minimum account size,
if any, (f) the price, terms and manner of redemption
of, (g) any conversion or exchange feature or
privilege , (h) the relative dividend rights, and (i)
any other relative rights, preferences, privileges,
limitations, restrictions and other relative terms
have been established by the Trustees in accordance
with the Declaration and are set forth in the
Prospectus with respect to such Class of such Series.
5.	The Trustees may from time to time modify any
of the relative rights, preferences, privileges,
limitations, restrictions and other relative terms of
a Class of a Series that have been established by the
Trustees, divide or combine the issued or unissued
Shares of any Class of a Series into a greater or
lesser number; classify or reclassify any issued or
unissued Shares of any Class of a Series into one or
more Classes of such Series; combine two or more
Classes of a Series into a single Class of such
Series; in each case without any action or consent of
the Shareholders.
6.	The designation of any Class hereby shall not
impair the power of the Trustees from time to time to
designate additional Classes of Shares of a or
terminate any one or more Classes of a Series hereby
designated.
7.	Capitalized terms not defined herein have the
meanings given to such terms in the Declaration.



SCHEDULE A
BUSDOCS/1622862.1/0447785-0000319427
SCHEDULE A
BUSDOCS/1622862.1/0447785-0000319427
SCHEDULE B
SCHEDULE B